                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDLE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]   Preliminary Proxy Statement                [ ]  Confidential, for Use of
                                                      the Commission Only (as
[ ]  Definitive Proxy Statement                       permitted by Rule
[ ]  Definitive Additional Materials                  14a-6(e)(2))
[X]  Soliciting Material Pursuant to Rule 14a-12


                           HEALTHCARE.COM CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                XCARE.NET, INC.
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

         The following is a press release issued by Healthcare.com Corporation on May 18, 2001:

               HEALTHCARE.COM BOARD POSTPONES REVERSE STOCK SPLIT

         MARIETTA, GA, MAY 18, 2001 - Healthcare.com Corporation (NASDAQ:
HCDC), a leading healthcare integration software and services company, today announced that its Board of Directors has postponed the date by which it will establish the reverse split exchange ratio.
The reverse split was approved by Healthcare.com shareholders on May 11, 2001. On May 14, 2001, Healthcare.com announced that its Board of Directors has approved a transaction in which XCare.net, Inc. (Nasdaq: XCAR), a leading eBusiness solutions and service provider, will acquire Healthcare.com, and Healthcare.com shareholders will receive 0.375 shares of XCare.net common stock for each share of Healthcare.com common stock. The transaction is expected to close in the third quarter of 2001. Healthcare.com's Board of Directors has decided that, because of the pending XCare transaction, it is not practicable to fix the reverse split exchange ratio or to effect the reverse split at this time. The Board will make its decisions regarding the reverse split only if the proposed acquisition transaction does not occur.

         "In light of the recently announced transaction, we believe a postponement of the reverse split is in the best interests of shareholders and will minimize the administrative burden on shareholders and the Company," said Robert Murrie, president and CEO of Healthcare.com.

About Healthcare.com Corporation

         Headquartered in Marietta, Georgia, Healthcare.com Corporation is a premiere provider of data access, integration, indexing and delivery software and services that use information housed in existing, unrelated applications to improve the enterprise's business processes. The Company's products, services and solutions bridge the fundamental gap between the systems that enterprises rely upon, and new Internet, wireless, or transaction-based solutions being brought to market.

         The Company's service organization offers a full range of Healthcare.com product-related services, from training to interface creation to long-term dedicated resources. Our Solution Sourcing(TM) family of services allow clients to outsource their integration, application hosting, and/or full IT facilities management functions to Healthcare.com. For more information, visit the Company's web site at http://www.healthcare.com.

         XCare.net will be filing a registration statement on Form S-4 and XCare.net and Healthcare.com will be filing other documents with the Securities and Exchange Commission (SEC). The registration statement will contain a prospectus of XCare.net relating to the common stock to be issued in the merger and a joint proxy statement of Healthcare.com and XCare.net relating to the approval of the merger by Healthcare.com's and XCare.net's stockholders. Investors and stockholders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and stockholders will be able to receive the joint proxy statement/prospectus and other documents filed by XCare.net and/or Healthcare.com free of charge at the SEC's web site, www.sec.gov, from XCare.net investor relations at 6400 Fiddler's Green Circle, Suite 1400, Englewood, Colorado 80111, Attention:

Christine Mohrmann/Eric Boyriven or
from Healthcare.com Investor Relations at 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067, Attention: Shannon Hodges.

         Healthcare.com and its directors and executive officers will be, and XCare.net and its directors and executive officers may be deemed to be, participants in the solicitation of proxies from the stockholders of Healthcare.com in connection with the approval of the merger. Some of Healthcare.com's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Healthcare.com's stockholders generally. Specifically, Healthcare.com has entered into an employment agreement with Robert Murrie, Healthcare.com's President and Chief Executive Officer, and severance agreements with each of its executive officers that provide severance and other benefits in the event that the executive is terminated following the consummation of the merger. Mr. Murrie's employment agreement and a form of the executive severance agreement have been filed by Healthcare.com as exhibits to Healtcare.com's Current Report on Form 8-K filed with the SEC on May 18, 2001. Additional information about the directors and executive officers of Healthcare.com and their ownership of Healthcare.com stock is set forth in the proxy statement for Healthcare.com's 2001 annual meeting of stockholders held on May 11, 2001. Information about the directors and executive officers of XCare.net and their ownership of XCare.net stock is set forth in the proxy statement for XCare.net's 2001 annual meeting of stockholders to be held on June 7, 2001. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

Healthcare.com Contact:
Shannon Hodges, SVP Marketing
(770) 423-8436
shannon.hodges@healthcare.com

XCare.net Contact:
Gary Scherping, Chief Financial Officer
(800) 723-3033 x212

This press release includes forward-looking statements in addition to historical information. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements; however, this press release also contains other forward-looking statements in addition to historical information. The Company cautions that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are failure to complete agreements described in letters of intent in transactions, the intensely competitive online commerce industry, continued growth in the use of the Internet, the availability and acceptance of the Internet as a secure medium over which to conduct transactions, failure to obtain significant subscriber growth, changes in regulations applicable to or affecting the Company or its customers, sales timing, changes in pricing policies, undetected errors or bugs in the software, delays in product development, market acceptance of new or updated products or web-based offerings, inability to obtain third-party software that is integrated into our products, lower-than-expected demand for the Company's software tools or services, changes in outsourcing trends involving information technology and related services, the ability to successfully integrate acquired assets and retain key personnel, business conditions in the healthcare and other complementary markets (including, but not limited to access to capital and the financial condition of providers, licensees and e-Health vendors), ability to collect accounts receivable, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2000. By making these forward-looking statements, The Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the Federal securities laws.

"Healthcare.com" is a trademark of Healthcare.com Corporation.